EXHIBIT 24

                              POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, U S WEST Communications, Inc., a Colorado corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, an annual report on Form 10-K for the fiscal year ended December 31, 1995; and

     WHEREAS, each of the undersigned is an officer or Director, or both, of the Company, and holds the office or offices indicated below his or her name;

     NOW THEREFORE, each of the undersigned hereby constitutes and appoints JOHN W. PUTNAM and STEPHEN E. BRILZ, and each of them, as attorneys for him or her and in his or her name, place, and stead, and in each of his or her offices and capacities in the Company, to execute and file such annual report, and thereafter to execute and file any amendment or amendments thereto on Form 10-K/A, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto executed this Power of Attorney this 22nd day of March, 1996.


     /S/ JAMES T. ANDERSON
     ______________________________________
     James T. Anderson
     Director

     /S/ BARBARA M. JAPHA
     ______________________________________
     Barbara M. Japha
     Vice President, Chief Financial Officer and
     Treasurer and Director

     /S/ SOLOMON D. TRUJILLO
     _______________________________________
     Solomon D. Trujillo
     President and Chief Executive Officer and
     Director